UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): August 4, 2009

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

Quarterly Results Press Release

On August 4, 2009, a press release was issued regarding the third quarter 2009 results of Emerson Electric Co. (the “Company”). A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.

Item 7.01.   Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	April ‘09	May ‘09	June ‘09
Process Management	-25	-20 to -15	-25 to -20
Industrial Automation	> -30	> -30	> -30
Network Power	-25 to -20	-20	-25 to -20
Climate Technologies	-30 to -25	-25 to -20	-20
Appliance and Tools	-30 to -25	-25 to -20	-30 to -25
Total Emerson	-30 to -25	-25	-30 to -25

June 2009 Order Comments:

Emerson’s trailing three-month order trends continued to show signs of stabilization, albeit at low levels, and were down 25 to 30 percent. Underlying orders excluding currency were down 20 to 25 percent, with currency exchange rates negatively impacting orders by approximately 3 percentage points. Underlying order trends for the month of June were at levels very similar to the months of May and April. Backlog liquidation, reduction in channel inventories and reduced lead times continued across Emerson’s served markets.

The trailing three-month order rate for Process Management was down 20 to 25 percent, with currency exchange rates negatively impacting trends by 3 percentage points. The Company continues to see cautious capital spending in the chemical and refining end markets, resulting in weak order rates. In the less cyclical power and water markets, order rates held up better. Capital spending across served markets continues to be positively impacted by environmental and other regulatory requirements.

Industrial Automation order trends remained extremely weak, with power generating alternator demand having a significant negative impact.

The China network power business continued to show growth, driven in part by the infrastructure related stimulus programs in China, while orders for the remaining businesses in Network Power experienced broad negative order pressure. The trailing three-month underlying order trends for the Network Power business segment have been relatively stable over the last 6 months.

The trailing three-month underlying order rates for Climate Technologies continued to show signs of stabilization. Although residential channel inventory levels remain very low, cooler June weather across much of the U.S. in 2009 versus 2008 offset the potential positive impact on order rates. Stimulus programs introduced by China should help continue the stabilization of the Asian HVAC business.

Challenging U.S. residential, non-residential and consumer end market conditions continued to have a negative impact on Appliance and Tools order trends.

Upcoming Investor Events:

Emerson senior management will discuss the Company’s third quarter 2009 results during an investor conference call that will be held on Tuesday, August 4, 2009. The call will begin at 2:00 p.m. Eastern Daylight Time (1:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release dated August 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: August 4, 2009	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release dated August 4, 2009.